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                                                                    Exhibit 99.3


                             FORM OF RMH PROXY CARD

                             RMH TELESERVICES, INC.

       PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD _______, 2004
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints John R. Schwab and Deborah C. Lofton and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Shareholders of RMH Teleservices, Inc. ("RMH") on [ ], 2004, at [ ] (local time), at 15 Campus Boulevard, Newtown Square, Pennsylvania 19073 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

     1. To consider and vote upon a proposal to approve the adoption of the merger agreement among NCO Group, Inc. ("NCO"), NCOG Acquisition Corporation, a wholly owned subsidiary of NCO, and RMH dated November 18, 2003 and the amendment thereto dated January 22, 2004, pursuant to which RMH will become a wholly owned subsidiary of NCO, and each outstanding share of RMH common stock will be converted into the right to receive shares of NCO common stock as described
          more fully in the proxy statement/prospectus dated [   ].

          |_| FOR                    |_|AGAINST                     |_|ABSTAIN

     2. To act upon any other business which may properly be brought before the meeting or any adjournments or postponements thereof.

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                                   (Continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED ABOVE.

DATED: ______________________, 2004
                                     Please sign exactly as name appears hereon.
                                     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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                                                      Signature


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                                              Signature if held jointly

Please mark, sign, date and return this proxy card using the enclosed envelope.